September 15, 2022 Alberto Recchi 1049 Park Ave. Apt 14A New York, NY 10028 Dear Alberto, the following terms, : I. POSITION AND REPORTING Position. Your initial title will be Chief Financial Officer and you will report to Greg Kress, Chief Executive Officer. This position will have the normal duties, responsibilities, and authority of such a position. The principal location of your services will be in New York City, although you may be expected by the Company to work remotely. During your employment, you will devote your full business time to the business and interests of the Company and its affiliates and to the discharge of your duties and responsibilities under this letter agreement. You agree not to engage in any employment, consulting, or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company. The foregoing shall not prevent you from (i) serving on the boards of directors of non-profit organizations, (ii) with the consent of the Board of Directors of the Company (the - profit companies that are not competitors of the Company, (iii) participating in charitable, civic, educational, professional, community, or industry affairs, and (iv) managing your personal investments and legal affairs; provided that none of the activities listed in the foregoing clauses (i) through (iv) shall, whether individually or in the aggregate, materially interfere with your duties and responsibilities to the Company under this letter agreement, violate your obligations under the Proprietary Information and Inventions Agreement (defined below), conflict with any corporate policies, including but not Guidelines, or create a conflict of interest with the Company. meeting to be held in 2023. For purposes of clarification, you will remain on the Board through time you will be eligible for re-nomination to the Board, subject to the applicable process for evaluation and nomination of other B Governance Guidelines and Board committee charters. As a result of your employment hereunder, as of the Effective Date, you will no longer be a non-employee (Outside) director and, therefore, will no longer be eligible for future -Employee Director Compensation Policy for Board service on and after the Effective Date, although your cash retainers for Board and committee service prior to the Effective Date, including retainers for the full third quarter of 2022, shall be Exchange Act Rule 10A-3; (iii) independent for compensation committee membership purposes as set forth in Exchange Act Rule 10C- - in Exchange Act Rule 16b-3. Therefore, as of the Effective Date, you will no longer be eligible ittee, and Nominating and Corporate Governance Committee (and Committee Chair thereof).

Alberto Recchi September 15, 2022 Page 2 II. ANNUAL COMPENSATION Annual Base Salary. This is an exempt position with a base annual salary of $357,500, -monthly payroll schedule. As an exempt position, you are not eligible for overtime pay. The Board, or the Compensation and Human Capital base salary rate annually, with the intent to establish your compensation levels consistent with competitive market standards employee compensation policies in effect from time to time. Annual Target Bonus. that you are eligible during your employment, commencing with 2022, your annual target bonus opportunity under the Bonus Plan will equal 50% of your annual base salary rate, and your maximum bonus opportunity under the Bonus Plan for any fiscal year will equal 200% of your target opportunity, prorated based on date of hire. Additional details will be provided to you in your Shapeways Bonus Plan Agreement. The Board or the Compensation Committee, as applicable policies, will review your annual target and maximum bonus opportunities annually, with the intent to establish your compensation levels consistent with competitive market standards, The performance measures under the Bonus Plan will be established by the Compensation Committee in consultation with the CEO, and, absent extraordinary circumstances, will be communicated to you in the first quarter of the fiscal year for which the bonus is measured. The performance measures and targets under the Bonus Plan may be subject to adjustment by the Compensation Committee in case of extraordinary nonrecurring events, such as those described in Accounting Standards Codification Topic 225-20 (or any successor s of financial condition applicable year, or as a result of applicable tax law or accounting rule changes. Bonuses, if earned, will be payable under the Bonus Plan in the fiscal year immediately following the fiscal year for which the bonus is earned, subject to the Compensation Subject to Section V, any payment under the Bonus Plan will be subject to your continued employment by the Company through the applicable payment date. For 2022, the annual incentive bonus will be conditioned on achievement of (i) gross margin and (ii) revenue growth goals. Such goals will be established and communicated to you promptly upon your hire. For 2022, if the gross margin goal is not satisfied, then no bonus will be payable for such year. If the gross margin goal is satisfied, then the amount of your bonus for such year will be determined based on achievement of the revenue growth goal, as follows: (a) The threshold revenue growth target will be 60% of budgeted target, meaning that if revenue growth is below such threshold target, no bonus for such year will be payable; (b) Between 60% and 100% achievement of the revenue growth target (i.e., between threshold and target achievement), the amount of the bonus for such year will be determined on a linear interpolation basis between 0% and 100% payment of target bonus; and (c) Between 100% and 150% (or greater) achievement of the revenue growth target (i.e., between target and maximum achievement), the amount of the

Alberto Recchi September 15, 2022 Page 3 bonus for such year will be determined on a linear interpolation basis between 100% and 200% payout of target bonus. Wage Theft Protection Act. Please see attached Exhibit C. III. LONG-TERM INCENTIVES Long-Term Incentives. During your employment, but first beginning in 2024, you shall be eligible to receive annual grants of long- 2021 Equity Incentive Plan, as it may be further amended 2021 the Board or the Compensation Committee, as applicable, in its discretion. Such grants shall be made at the same time as for other senior executive officers of the Company, and shall be subject to such terms and conditions (including vesting, which may be service-based and/or performance-based) as may be determined by the Board or the Compensation Committee, as applicable, in accordance with the 2021 Equity Plan and the applicable award agreement provided to you. New Hire Inducement Award. Subject to the approval by the appropriate committee of the as a material employment, on the Effective Date, the Company shall grant you an award of 880,000 restricted . This grant is an employment inducement award granted under the in accordance with Rule 303A.08 of the New York Stock Exchange Listed Company Manual. Such grants will be su award agreements, as applicable, for awards granted under the 2022 Equity Plan. Each award will: (a) vest over a four-year period, with 25% of each award vesting on the one-year anniversary of the Effective Date and 6.25% of each award vesting quarterly thereafter; (b) -to- -Related Items required to be withheld on vesting or settlement; (c) provide for accelerated and full vesting as of the effective time of a Change in Control, as defined in the 2022 Equity Plan; and (d) such other terms and conditions to be set forth in an award agreement provided to you. Future Grant of PSUs. As of January 2, 2023, you will be eligible to receive an award of 100 2021 Equity Plan. The PSUs will: (a) vest over a four-year period, with 25% of the PSUs vesting on the one-year anniversary of the Effective Date and 6.25% of the PSUs vesting quarterly thereafter; (b) -to- -Related Items required to be withheld on vesting or settlement; (c) provide for accelerated and full vesting as of the effective time of a Change in Control, as defined in the 2021 Equity Plan; and (d) such other terms and conditions, including performance metrics, to be set forth in an award agreement provided to you.

Alberto Recchi September 15, 2022 Page 4 Existing Restricted Stock Units. The parties acknowledge that you were granted 31,250 RSUs under the 2021 Equity Plan in connection with your service as an Outside Director on the Board. These RSUs shall be forfeited by you, and you shall have no further rights with respect to these RSUs. IV. BENEFITS Employee Benefits. You will be eligible for employee benefits to the same extent offered to similarly situated senior executives of the Company, except to the extent such plans are duplicative of the benefits otherwise provided to you hereunder. Such participation will be subject to the terms of the applicable plan documents and generally applicable Company policies, as in effect from time to time. Vacation. You will be entitled to the number of vacation days per fiscal year available to you policy, as amended from time to time, subject to its terms and conditions. Business Expenses. The Company will pay or reimburse you for all reasonable, customary and necessary business expenses incurred or paid by you in the performance of your duties and responsibilities hereunder, subject to such reasonable substantiation, documentation, and other requirements as may be specified by the Company from time to time. The Company agrees to reimburse by you in connection with the review, negotiation, and execution of this Agreement up to a maximum of $10,000. V. TERMINATION Termination, Generally. terminated by the Company at any time and you may resign at any time; provided that you agree period). Upon any termination of your employment by any party and for any reason (including due to death or Disability (defined below)), you (or your heirs or estate, as applicable) will be entitled to receive: (i) any base salary earned but not paid through the date of termination, (ii) pay for any vacation time earned but not used through the date of termination, (iii) any reimbursable business expenses incurred by you prior to but un-reimbursed as of the date of termination and (iv) all other payments and benefits as may be provided under the terms of any applicable benefit Vacate from Positions. Upon any termination of your employment by any party and for any reason, you will be deemed to resign from all offices, boards, committees and any other offices or positions of the Company or its affiliates. You agree to sign such documents to effectuate your removal from such positions no later than three (3) days following the date of such termination. Severance. If the Company terminates your employment without Cause or if you resign for Good Reason (as described below), and you satisfy the conditions described under Compensation, the Company will pay or provide to you the following: (a) Cash severance equal to six months of your base salary (at the rate in effect at the time of termination, without regard to any decrease thereof giving rise to Good Reason), payable in equal installments over the six-month period following termination, in accordance with the normal payroll practices of the Company, which shall be paid

Alberto Recchi September 15, 2022 Page 5 following your termination; provided that any such installments payable to you prior to such date shall be accrued and paid to you in a lump sum in the first regular payroll period on or following the 60th day following your termination; (b) A prorated portion of the actual bonus you would have received under the Bonus Plan for the fiscal year of your termination had your termination not occurred, calculated by determination of the achievement of the applicable performance measures for such fiscal year) by a fraction, the numerator of which is the number of days during the fiscal year of termination that you were employed by the Company and the denominator of which is 365, payable at the time bonuses under the Bonus Plan for the fiscal year of your termination, if any, are paid to other senior executives of the Company; (c) Any unpaid bonus that would have been payable under the Bonus Plan for any fiscal year preceding the fiscal year in which termination occurs had you remained employed on the date bonuses under the Bonus Plan for such fiscal year are paid to other senior executives of the Company; and (d) and you elect to continue your participation and that of your eligible dependents in those earlier of (i) the six-month anniversary of your termination date and (ii) the date you begin Company will contribute to the premium cost of your coverage and that of your eligible dependents under those plans at the rate it contributed to your premium cost of coverage on the date of termination. To be eligible for these Company premium contributions, however, you must pay your portion of the premium cost during the Continuation Period. You are required to notify the Company immediately if you begin new employment during coverage for the remainder of the COBRA period, if any, by paying the full premium cost of such benefits; provided that, if such termination occurs on or within 12 months following a consummation of a Change in Control (as defined in the 2022 (each, within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and you satisfy the conditions described under will pay or provide to you the following: (i) In lieu of the cash severance described in subsection (a) above, you will receive a cash lump sum payment on the 60th day following termination equal to the sum of: (x) 12 months of your base salary (at the rate in effect at the time of termination, without regard to any decrease thereof giving rise to Good Reason); and (y) a prorated portion of your bonus under the Bonus Plan for the fiscal year of your termination, calculated by multiplying 100% of your target bonus opportunity for such fiscal year by a fraction, the numerator of which is the number of days during the fiscal year of termination that you were employed by the Company and the denominator of which is 365; (ii) You shall be eligible to receive the Prior Year Bonus in accordance with (and not duplication of) subsection (b) above;

Alberto Recchi September 15, 2022 Page 6 (iii) You shall be eligible for the benefits in accordance with (and not in duplication of) subsection (d) above, except that the Continuation Period shall continue until the earlier of (x) the 12-month anniversary of your termination date and (y) the date you begin new employment that offers group health coverage; and (iv) You shall receive immediate vesting in full of all service-vesting conditions of all of your then outstanding equity or equity-based incentive awards, it being understood that any such outstanding awards that are also subject to satisfaction of performance-vesting conditions shall remain outstanding and shall continue to be eligible to vest subject to the satisfaction of such conditions based on the actual results of the applicable financial or other metrics and shall be payable on the regular payment dates as per the terms of the applicable award agreement; provided that any individual performance goals that are not based on objective financial performance criteria shall be deemed earned at target as of the date of termination; provided, further, that if the individual award agreement or other contract between the Company and you governing any such award provides for more favorable vesting treatment than provided in this subsection (iv), then the more favorable treatment shall apply to such award. Notwithstanding the foregoing, if the continuation coverage contemplated by subsection (d) or (iii) above, as applicable, would result in the imposition of excise taxes on the Company for failure to comply with the nondiscrimination requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable), then, in lieu of providing such continuation coverage, the Company may make monthly cash payments to you in arrears through the end of the applicable Continuation Period. Each such monthly cash payment shall be in an amount that, after taking into account any taxes you are required to pay in respect of such amount, would be sufficient to provide you with the value that the Company otherwise would have contributed to coverage under subsection (d) or (iii) above, as applicable, for such month. The first of such monthly cash payments will begin with the next regular payroll period on or following the 60th day following your termination (with any accrued payments through such date being included in the first such payment). In no event shall you be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to you under any of the provisions of this letter agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by you as a result of shall not be subject to set-off, counterclaim or recoupment of amounts owed by you to the Company or any of its affiliates. Severance Review. The parties acknowledge that the severance benefits set forth above were intended to be designed based on a competitive market assessment as of the date of this letter intended and agreed that the parties hereto will cooperate in good faith to review and evaluate such sever time. Death or Disability. If your employment terminates due to your death or by the Company due to your Compensation, you (or your heirs or estate, as applicable) shall be eligible to receive (a) any Prior Year Bonus, payable on the date bonuses under the Bonus Plan for such fiscal year are paid to other senior executives of the Company, and (b) a prorated portion of your bonus under the Bonus Plan in respect of the year in which such termination occurs, based on actual performance results for such year (as determined by the Compensation Committee). With respect to clause (b), the prorated portion of your bonus under the Bonus Plan, if any, shall be calculated by multiplying (x) the amount of such bonus that would be due for the full fiscal year had you remained employed through the applicable payment date by (y) a fraction, the numerator of which is the number of days during the

Alberto Recchi September 15, 2022 Page 7 fiscal year of termination that you were employed by the Company and the denominator of which is 365. Any such prorated bonus shall be payable at the same time bonuses under the Bonus Plan for such fiscal year are paid to other senior executives of the Company. Termination Payment Conditions. All payments and benefits under this Section V, other than payment of any Final following: (a) Release Condition. Any and all Severance is expressly conditioned upon and subject to your execution of a general waiver and release of claims, in the form attached hereto as Exhibit B (subject to any updates the Company determines in good faith are necessary for purposes of enforceability under applicable law), except for such matters covered by provisions of this letter agreement that expressly survive the termination of this letter agreement. Notwithstanding anything to the contrary, any and all Severance is conditioned on your execution, delivery and nonrevocation of the general waiver and release of claims, within 55 days following your termination of employment. In the case of your death or Disability, such general waiver and release of claims may be executed and delivered by your estate or your legal representative, as the case may be. (b) Compliance with Restrictive Covenants. In addition, any and all Severance is expressly conditioned upon and subject to your continued full performance of obligations under the Restrictive Covenants (as defined below). If the Board determines in good faith that you have materially violated any of the Restrictive Covenants, any rights you may have to receive Severance shall immediately cease, and the Company shall be entitled to demand that any Severance previously paid to you shall be immediately payable by you to the Company; provided, that if you challenge such determination by written notice to the be subject to a determination by a court of competent jurisdiction, in a final, non-appealable, judgment, that you have materially violated any of the Restricted Covenants. If, however, a court of competent jurisdiction determines, in a final, non-appealable, judgment, that you have not materially violated any of the Restricted Covenants, then the full amount of the Severance held back pursuant to this paragraph shall be immediately payable by the Company to you and the recoupment of the portion of Severance previously paid shall not apply. For the avoidance of doubt, this paragraph will not diminish any remedies that the Company may have, including the right of the Company to claim and recover damages in addition to seeking injunctive relief. (c) Resignations from Positions. Further, any and all Severance is expressly conditioned upon and subject to your resignation from all offices, boards, committees and any other offices or positions of the Company or its affiliates (and delivery of any reasonably requi Survival of Provisions. Provisions of this letter agreement will survive any termination if so provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions, including your obligations under the Restrictive Covenants. Definition of Cause. your duties with the Company or its affiliates (other than any such failure resulting from your incapacity due to physical or mental illness); (ii) gross negligence or willful misconduct in the execution of your duties hereunder; (iii) conviction of, or a plea of nolo contendere to, a crime of serious moral turpitude that causes material harm to the business or prospects of the Company or its affiliates, (iv) conviction of, or a plea of nolo contendere to, a felony (or the equivalent thereof in a jurisdiction other than the United States); (v) material breach of this letter agreement, the Proprietary Information and Inventions Agreement, or any other material written agreement between you and the Company or any of its affiliates; (vi) performance of any material act of

Alberto Recchi September 15, 2022 Page 8 theft, embezzlement, fraud or misappropriation, in each case with respect to the property of the Company or one of its affiliates; or (vii) any material breach by you of the material, written personnel policies of the Company or one of its affiliates, including those prohibiting acts of discrimination, harassment or retaliation. Notwithstanding the above, the events described in clauses (i), (ii) and (v) above will not constitute Cause unless the Company (A) notifies you in writing actual knowledge of the event giving rise to Cause, and (B) provides you with a period of 30 days following receipt of such notice to cure such event, or, if such event is not cured or you refuse to cure, an ritten notice to appear (with legal counsel) before the full Board to discuss the specific circumstances alleged to constitute a Cause event. For purposes of this definition, an act, or a failure to act, shall not be deemed willful or intentional, unless it is done, or omitted to be done, by you in bad faith or without a reasonable belief that your action or omission were in the best interest of the Company. Notwithstanding the foregoing, any action or inaction taken by you based on your reasonable reliance on advice of counsel to the Company or the direction of the Board shall not form the basis for Cause. Definition of Good Reason. annual base salary or annual incentive opportunity, unless such reduction is made across the board to other senior executives of the Company and does not exceed ten percent (10%) of your then current annual base salary or annual incentive opportunity, as applicable; (ii) any material diminution in your title, reporting relationship, authority, duties or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); (iii) relocation of your principal place of employment by more than 25 miles outside of New York City (unless you are provided the opportunity, and you consent, to work remotely); or (iv) the other material written agreement between you and the Company or any of its affiliates. Notwithstanding the above, the events described in clauses (i) through (iv) above will not constitute Good Reason unless you notify the Company in writing within 30 days following the initial existence of the event giving rise to Good Reason, the Company has failed to cure the circumstances giving rise to Good Reason within 30 days following such notice by you, and if the Company has failed to cure, you tender your resignation for Good Reason effective no later than 30 days following the end of such cure period. If you fail to resign within such 30-day period following the end of such cure period, your right to terminate your employment for Good Reason will be deemed to be waived. Definition of Disability. ility to perform the material duties hereunder due to a physical or mental injury, infirmity or incapacity, or absence from employment with the Company on a full-time basis due to physical or mental illness, in each case, for any consecutive period of six months or any non- consecutive periods aggregating six months or more in any 12- month period. VI. RESTRICTIVE COVENANTS Proprietary Information and Inventions Agreement. Concurrently with your execution of this letter agreement, and as a material inducement for the Company to enter into this letter Employee Proprietary Information, and Inventions Agreement attached hereto as Exhibit A (the terms of which are incorporated by reference as if fully set forth herein) (as it may be amended agree, upon, to comply with your obligations as set forth therein (including under the noncompetition, nonsolicitation, nondisclosure, intellectual property assignment, and return of property provisions therein). Nondisparagement. You shall not, directly or indirectly, disparage the Company or any of its subsidiaries or affiliates, or any of their respective employees, officers, directors, partners, members, equity holders, shareholders or other owners, or any of their respective businesses,

Alberto Recchi September 15, 2022 Page 9 products, operations or practices. The Company shall not, and shall instruct its directors and executive officers (and those of its subsidiaries or affiliates) not to, directly or indirectly, disparage you. Notwithstanding the foregoing, nothing in this letter agreement shall preclude (a) discussing any matter in the good faith performance of your duties, (b) responding publicly to incorrect, disparaging, or derogatory public statements to the extent reasonably necessary to correct or refute such public statements, or (c) the making of truthful statements that are required by applicable law, regulation or legal process. The covenants, agreements, obligations, and undertakings to which you are subject under the Proprietary Information and Inventions Agreement and this Section VI are collectively referred to VII. COOPERATION During the Term and thereafter, you shall reasonably cooperate with the Company and its affiliates in any internal investigation, any administrative, regulatory, or judicial investigation or proceeding, or any dispute with a third party, in each case as reasonably requested by the Company. Such cooperation may include your being reasonably available to the Company upon reasonable notice for interviews and factual investigatio to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information, and turning over to the Company all relevant documents which are or may come into your possession, all at times and on schedules that are reasonably consistent with your other permitted activities and commitments. It is expressly agreed that the mes be exercised in a reasonable manner, that adequate notice shall be given to you in such events, and that non-compliance with any such request by you for good reason, including ill health or prior commitments, shall not constitute a breach or violation of this letter agreement. If the Company requires your cooperation in accordance with this paragraph, the Company shall reimburse you solely for reasonable travel expenses (including lodging and meals) upon submission of receipts. In addition, for any post-employment services you render in complying with this paragraph unless prohibited by applicable law, rule, or regulation, the Company shall pay you an hourly fee, in an amount (rounded to the nearest whole cent) determined by dividing your annual base salary rate as in effect on the date of your termination (but without giving effect to any reduction that gave rise to Good Reason) by 2,080. VIII. MISCELLANEOUS This letter agreement (together with Exhibits A and B) represents the entire agreement of the parties concerning your employment with the Company and its subsidiaries, your compensation therefore and the other matters covered herein and, except as set forth in this letter agreement, will supersede any and all previous contracts, understandings, agreements, commitments, promises or similar communications or arrangements, whether written or oral, with respect to such subject matters between any of the Company, its respective subsidiaries, its respective directors, officers, employees and agents, and you. Without limiting the foregoing, the parties hereby acknowledge and agree that the covenants, agreements, obligations, and undertakings set forth in this letter agreement will operate independently of, and will be in addition to, any similar covenants, agreements, obligations, and undertakings to which you may be subject under any other agreements you may enter into with the Company and its subsidiaries. Any document produced or communication made in the course of negotiating the terms of this letter agreement will not constitute a part of this letter agreement and will not be used to interpret the terms of this letter agreement or the intent of the parties hereto. Neither party is relying upon any representation, understanding, undertaking, promise, commitment, communication, or agreement, whether written or oral, not set forth in this letter agreement, and each party expressly disclaims any reliance on any of the foregoing. Nothing in this letter agreement shall under the Merger Agreement.

Alberto Recchi September 15, 2022 Page 10 All payments described in this letter agreement will be subject to applicable U.S. Federal, state, local, and non-U.S. tax reporting and withholding requirements. This letter agreement will be interpreted such that the payments made under this letter agreement comply with, or are exempt from, Section 409A. To the extent that the Company determines that any payment or benefit pursuant to this letter agreement constitutes deferred compensation (within the meaning of Section 409A), such payment or benefit will be made at such times and in such forms as the Company determines are required to comply with Section 409A (including in the case of a -month delay for amounts payable upon a separation from service) and the Treasury Regulations and any applicable guidance thereunder. Notwithstanding anything in this letter agreement to the contrary, in the of Section er, your date of death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A that is also a business day. For purposes of Section 409A, each of the payments that may be made hereunder is designated as a separate payment. For purposes of this letter agreement, with respect to payments of any amounts that are employme that is consistent with the requirements of Section 409A. To the extent that any reimbursements under this letter agreement are taxable to you, any such reimbursement payment due to you your appropriate itemization and substantiation of expenses incurred, and in all events on or before the last day of your taxable year following the taxable year in which the related expense was incurred. The reimbursements under this letter agreement are not subject to liquidation or exchange for another benefit and the amount of such benefits and reimbursements that you receive in one taxable year shall not affect the amount of such benefits or reimbursements that you receive in any other taxable year. You are encouraged to obtain your own tax advice regarding your compensation from the Company. You agree that you are solely liable and responsible for, and the Company is not liable for, the taxes imposed on you in respect of the payments and benefits provided to you in the course of your employment with the Company, and the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities. This letter agreement may be amended or modified only by a written instrument signed by you and by an expressly authorized representative of the Company. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this letter agreement, or the waiver by either party of any breach of this letter agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. Any and all notices, requests, demands, and other communications provided for by this letter agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to you at your last known address on the books of the Company or, in the case of the Company, at its principal place of business, or to such other address as either party may specify by notice to the other actually received. In this letter agreement: pronouns and other words of gender shall be read as gender-neutral; titles and headings of the sections in this letter agreement are for convenience of reference only, and in the event of any conflict, the text of this letter agreement, rather than such titles or headings, shall control. This letter agreement may be executed in several counterparts, each of

Alberto Recchi September 15, 2022 Page 11 which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Neither the Company nor you may make any assignment of this letter agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party. This letter agreement shall inure to the benefit of and be binding upon the Company and you, and any successor that assumes and agrees to perform this letter agreement by operation of law or otherwise. IX. APPLICABLE LAW AND JURISDICTION All questions concerning the construction, validity, and interpretation of this letter agreement will be governed by the laws of the State of Delaware, without regard to any conflicts or choice of law rules or principles. Each of the parties hereto irrevocably agrees for the exclusive benefit of the other that any and all suits, actions, or proceedings arising out of or relating to this letter shall be heard and determined in a Delaware state or a federal court sitting in Wilmington, Delaware, and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts in any such Proceeding. Each of the parties hereto irrevocably waives any objection to the laying of venue of any such proceeding brought in any such court and irrevocably waives any claim that any such proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that this letter agreement involves at least $100,000 and that this letter agreement has been entered into in express reliance on Section 2708 of Title 6 of the Delaware Code. Each of the parties hereto irrevocably and unconditionally agrees (i) that, to the extent, such party is not otherwise subject to service of process in the State of Delaware, it will appoint (and maintain an agreement with respect to) an agent in the State of Delaware as such process and notify the other parties hereto of the name and address of said agent, (ii) that service of process may also be made on such party in accordance with this Section IX, and (iii) that service made pursuant to clause (i) or (ii) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware. X. WAIVER OF JURY TRIAL EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party hereto has been induced to enter into this letter agreement by, among other things, the mutual waiver and certifications in this Section X. XI. INDEMNIFICATION; LIABILITY INSURANCE. If you are made or threatened to be made a party to or a participant in any actual, threatened, pending, or completed action, claim, or proceeding of any type, the Company shall indemnify, defend, and hold you harmless to the maximum extent authorized or permitted by applicable law, by its Certificate of Incorporation, By-Laws, and all other organizational documents of the Company, as the foregoing may be amended from time to time to provide broader protection, and including any losses arising out of or relating to any of your actual or alleged acts, omissions, negligence or active or passive wrongdoing (but in no event in connection with your provide you with

Alberto Recchi September 15, 2022 Page 12 fees and expenses are incurred (subject to an undertaking from you to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that you were not entitled to the reimbursement of such fees and expenses). In all events, without limiting the foregoing, the Company shall provide you with indemnification on terms no less favorable than provided to any other executive officer or director of the Company. Such indemnification shall continue even if you have ceased to be a director, officer, equity holder, or employee of the Company or its affiliates and shall inure to the benefit of your heirs, executors, and administrators. In addition, during your employment with the Company and for six years thereafter, the Company or any successor to the Company shall purchase and maintain, at its coverage to you on terms that are no less favorable than the coverage provided to other directors and officers of the Company. The provisions of this Section XI shall survive the termination of this letter agreement and your employment with the Company. XII. SEVERABILITY In the event that any one or more of the terms or provisions of this letter agreement will be held to be invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions, or the application of such portion or provision in circumstances other than those as to which it is so declared invalid or unenforceable, will not in any way be affected or impaired thereby, and each portion and provision of this letter agreement shall be valid and enforceable to the fullest extent permitted by law. We hope that you will accept our offer to join the Company. Please confirm your understanding and agreement with the terms of this letter and accept this offer by signing below. As required by law, your employment with the Company is contingent upon your providing legal proof of your identity and authorization to work in the United States. SHAPEWAYS HOLDINGS, INC. By: Name: Greg Kress Title: Chief Executive Officer Date: Alberto Recchi Date:

Alberto Recchi
September 15, 2022
Page 13

SHAPEWAYS

EXHIBIT A

SHAPEWAYS HOLDINGS, INC.
EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

[See attached.]

EXHIBIT B

SEVERANCE PAYMENTS AND BENEFITS

[To be completed at the time of separation. Exhibit to include full list of any severance payments on any other benefits (including treatment of equity awards) to be provided in connection with Executive's separation.]

EXHIBIT C

WAGE THEFT PROTECTION NOTICE

Employer Mailing and Physical Address:

Shapeways, Inc
228 Park Ave South
PMB 15839
New York, New York 10003-1502 US

Employer People Team Phone: (646) 265-7440

Employer People Team Email: USApeople@shapeways.com

Employee's Rate of Pay: $ 14,895.83 per semi-monthly pay period.

Regular Pay Information: Semi-monthly, on the 15th and last day of the month, unless it falls on a weekend or holiday, then it will be the preceding working day.

Allowances: None

FLSA Status: Exempt, exempt from overtime pay.

Primary Language Notice: This form is provided in English, but it will also be provided in a different primary language if the Labor Department offers a translation. Please contact the People Team using the contact information listed above to remove/change English as your primary language.

Alberto Recchi
Alberto Recchi (Sep 15, 2022 13:06 EDT)

Alberto Recchi
Date: Sep 15, 2022

1 SHAPEWAYS, INC. EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT This Employee Proprietary Information and Inventions Agreement (the Agreement between Shapeways, Inc., a Delaware Company and the individual identified on the signature page Employee the Company and confirms and memorializes the agreement that (regardless of the execution date hereof) the Company and I have had since the commencement of my employment (which term, for purposes of this Agreement, shall be deemed to include any relationship of service to the Company that I may have had prior to actually becoming an employee). I acknowledge that this Agreement is a material part of the consideration for my employment or continued employment by the Company. In exchange for the foregoing and for other good and valuable consideration, including below) for performance of my employment, training and/or receipt of certain other valuable consideration, the parties agree as follows: 1. No Conflicts. I have not made, and agree not to make, any agreement, oral or written, that is in conflict with this Agreement or my employment with the Company. I will not violate any agreement with, or the rights of, any third party. When acting within the scope of my employment (or otherwise on behalf of the Company), I will not use or Restricted Materials expressly authorized by the Company in writing. Further, I have not retained anything containing or reflecting any confidential information or intellectual property of a prior employer or other third party, whether or not created by me. 2. Inventions. a. Definitions. Company Interest means any of the current and anticipated business, research and development, as well as any product, service, other Invention or Intellectual Property Rights (defined below) that is sold, leased, used, licensed, provided, proposed, under consideration or under development by the Intellectual Property Rights trademark rights, mask work rights, trade secret rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world (including any application therefor and any rights to apply therefor, as well as all rights to pursue remedies for Invention discovery, learning, invention, development, research, technology, work of authorship, trade secret, software, firmware, content, audio-visual material, tool, process, technique, know-how, data, plan, device, apparatus, specification, design, prototype, circuit, layout, mask work, algorithm, program, code, documentation or other material or information, tangible or intangible, and all versions, modifications, enhancements and derivative works thereof, whether or not it may be patented, copyrighted, trademarked or otherwise protected. b. Assignment. The Company shall own, and I hereby assign and agree to assign, all right, title and interest in and to all Inventions (including all Intellectual Property Rights therein, related thereto or embodied therein) that are collected, made, conceived, developed, reduced to practice or set out in any tangible medium of expression or otherwise created, in whole Created employment with the Company that either (i) arise out of any use of the s, equipment, Proprietary Information or other assets Company Assets conducted by, for or under the direction of the Company (whether or not ours or (C) using Company Assets), or (ii) are useful with or in or relate directly or indirectly to any Company Interest. I will promptly disclose and provide Assigned Inventions Company. However, the foregoing does not purport to assign to the Company (and Assigned Inventions shall not include) any Invention that: (1) by law I cannot be required to so assign; or (2) otherwise meets all of the following requirements: (I) the Invention is Created entirely on my own time; (II) the Invention is Created entirely without use of any Company Assets and (III) the Invention is not useful with or related to any Company Interest. Nevertheless, if I believe any Invention Created by me during the term of my employment is not within the definition of Assigned Inventions, I will nevertheless disclose it to the Company so that the Company may make its assessment. c. Assurances. I hereby make and agree to make all assignments to the Company necessary to effectuate and ownership in and to all Assigned Inventions. I will further assist the Company, at its expense, to evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company and its officers as my agents and attorneys-in- fact, coupled with an interest, to act for and on my behalf to execute and file any document and to perform all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. d. Other Inventions. If (i) I use or disclose any Restricted Materials when acting within the scope of my employment (or otherwise to or on behalf of the Company) or (ii) any Assigned Invention cannot be fully made, used, reproduced, sold, distributed, modified, commercialized or Exploited misappropriating, infringing or violating any Restricted Materials, I hereby grant and agree to grant to the Company a perpetual, irrevocable, worldwide, fully paid-up, royalty-free, non-exclusive, assignable, transferable, sublicensable right and license to use, disclose, fully Exploit and exercise all rights in such Restricted Materials and all Intellectual Property Rights embodied therein or related thereto. I will not use or disclose any Restricted Materials for which I am not fully authorized to grant the foregoing license. e. Moral Rights. To the extent allowed by applicable law, the terms of this Section 2 include all rights of paternity, integrity, disclosure, withdrawal and any other rights that may be known or referred to as Moral Rights law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company, and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratification, consent or agreement from time to time as requested by the Company. Furthermore, I agree that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world and without any further compensation, the Company may and is hereby authorized to use my name, likeness and voice in connection with promotion of its business, products and services, and to allow others to do the same..

2 3. Proprietary Information. a. Definition; Restrictions on Use. I agree that all Assigned Inventions (and all other financial, business, legal and technical information regarding or relevant to any Company Interest that is not generally publicly known), including the identity of and any other information relating to the as such terms are defined below), that I develop, learn or obtain during my employment or that are received by or for the Company in confidence, constitute Proprietary Information or indirectly disclose or use any Proprietary Information, except as required within the scope of my employment. My obligation of nondisclosure and nonuse of Proprietary Information under this Section shall continue until I can document that it (i) is known or becomes readily generally available to the public without restriction through no fault of mine (understanding that breach of this Agreement would be such a fault) or, if a court requires a shorter duration, then the maximum time allowable by law will control. Furthermore, I understand that this Agreement does not affect my immunity under 18 USC Sections 1833(b) (1) or (2), which read as follows: (1) An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (2) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. b. Upon Termination. Upon termination of my employment (for any or no reason, whether voluntary or involuntary), I will promptly identify and, as directed by the Company, destroy, delete or return to the Company all items containing or embodying Proprietary Information (including all original or copies of content, whether in electronic or hard- copy form), except that I may keep my personal copies of (i) my compensation records; (ii) materials distributed to shareholders generally; and (iii) this Agreement. c. Company Systems. I also recognize and agree that I have no expectation of privacy with r telecommunications systems or information processing systems (including, without limitation, stored computer files, email messages and voicemail messages or other devices (including personal devices)) in which Company Proprietary Information resides, is stored or is passed through Company Systems with work rules and safety concerns, the Company or its agents may monitor, at any time and without further notice to me, any Company Systems and any of my activity, files or messages on or using any Company Systems, regardless of whether such activity occurs on equipment owned by me or the Company. I further agree that any property situated on the leased or otherwise possessed by the Company, including computers, computer files, email, voicemail, storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. I understand and acknowledge that (A) any such searches or monitoring efforts are not formal accusations of wrongdoing but rather part of the procedure of an investigation and (B) refusal to consent to such a search may be grounds for discipline. 4. Restricted Activities. For the purposes of this Section 4, the term that control, are controlled by or are under common control with the responsibilities or about whom Employee has Proprietary Information. a. Definitions. Competitive Activities non-Company activity (i) that is the same or substantially similar to relates to, is substantially similar to, or competes with the Company (or its from the Company; or (ii) involving the use or disclosure, or the likelihood of the use or disclosure, of Proprietary Information. Competitive Activities do not include being a holder of less than one percent (1%) of the Business Partner past (i.e. termination from the Company), present or prospective (i.e., actively pursued by the Company within the twelve (12) months preceding distributor or other business partner of the Company with whom Employee comes into Company or about whom Employee had knowledge by reason of Cause uit, employ, retain or otherwise solicit, induce or influence, or to attempt to do so. Solicit service, take orders from or solicit the business or patronage of any Business Partner for Employee or any other person or entity, (B) divert, entice or otherwise take away from the Company the business or patronage of any Business Partner, or to attempt to do so, or (C) solicit, induce or encourage any Business Partner to terminate or reduce its relationship with the Company. b. Acknowledgments. i. I acknowledge and agree that (A) the Company's business is highly competitive; (B) secrecy of the Proprietary Information is of the utmost importance to the Company, and I will learn and use Proprietary Information in the course of performing my work for the Company and (C) my position may require me to establish goodwill with Business Partners and employees on behalf of the Company and such goodwill is extremely Company has made substantial investments to develop its business interests and goodwill. ii. I agree that the limitations as to time, geographical area and scope of activity to be restrained in this Section 4 are coextensive with the print and my performance of responsibilities for the Company and are therefore reasonable and not greater than necessary to protect the goodwill or other business interests of the Company. I further agree that such investments are worthy of protection and that the any hardship I may experience by complying with its terms. iii. I acknowledge that my violation or attempted violation of the agreements in this Section 4 will cause irreparable damage to the Company or its Affiliates, and I therefore agree that the Company shall be entitled as a matter of right to an injunction out of any court of

3 competent jurisdiction, restraining any violation or further violation of right to seek injunctive relief shall be cumulative and in addition to any other remedies provided by law or equity. iv. Although the parties believe that the limitations as to time, geographical area and scope of activity contained herein are reasonable and do not impose a greater restraint than necessary to protect the goodwill or other business interests of the Company, if it is judicially determined otherwise, the limitations shall be reformed to the extent necessary to make them reasonable and not to impose a restraint that is greater than necessary to protect the goodwill or other business interests of the Company. v. In any such case, the Company and I agree that the remaining provisions of this Section 4 shall be valid and binding as though any invalid or unenforceable provision had not been included. c. As an Employee. During my employment with the Company, I will not directly or indirectly: (i) Cause any person to cease or reduce their services (as an employee or otherwise) to the Company (other than, in the course of my duties for the Company, terminating subordinate employees or reducing the work of or terminating consultants); (ii) Solicit any Business Partner; (iii) act in any capacity in or with respect to any commercial activity which competes, or is reasonably likely to compete, with any business that the Company conducts, proposes to conduct or demonstrably anticipates conducting, at any time during my employment with the Company or (iv) enter into in an employment, consulting or other similar relationship with another person or entity that requires a significant time commitment without the prior written consent of the Company. d. After Termination. For the period of twelve (12) months immediately following my termination of employment with the Company (for any or no reason, whether voluntary or involuntary), I will not directly or indirectly: (i) Cause any person to cease or reduce their services (as an employee or otherwise) to the Company; (ii) Solicit any Business Partner; or (iii) engage in any Competitive Activities (A) anywhere the Company offers its services or has customers during my employment with the Company or where my use or disclosure of Proprietary Information could materially disadvantage the Company regardless of my physical location; or (B) anywhere the Company offers its services or has customers and where I have responsibility for the Company or (C) anywhere within a fifty (50) mile radius of any physical location I work for the Company. The foregoing timeframes shall be increased by the period of time beginning from the commencement of any violation of the foregoing provisions until such time as I have cured such violation. 5. Employment at Will. I agree that this Agreement is not an employment contract for any particular term. I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. This Agreement does not purport to set forth all of the terms and conditions of my employment, and as an employee of the Company, I have obligations to the Company which are not described in this Agreement. However, the terms of this Agreement govern over any such terms that are inconsistent with this Agreement, and supersede the terms of any similar form that I may have previously signed. This Agreement can only be changed by a subsequent written agreement signed by the Chief Executive Officer or President of the Company, or an officer designee authorized in writing by 6. Protected Activity Not Prohibited. I understand that nothing in this Agreement limits or prohibits me from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the National Labor Relations Board, the state division of human rights, a local commission on human rights, Government Agencies communicating with my attorney, including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, in making any such disclosures or communications, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Proprietary Information to any parties other than the Government Agencies or my attorney. 7. Survival. I agree that any change or changes in my employment title, duties, compensation, or equity interest after the signing of this Agreement shall not affect the validity or scope of this Agreement. I agree that the terms of this Agreement, and any obligations I have hereunder, shall continue in effect after termination of my employment, regardless of the reason, and whether such termination is voluntary or involuntary, and that the Company is entitled to communicate my obligations under this Agreement to any of my potential or future employers. I will provide a copy of this Agreement to any potential or future employers of mine, so that they are aware of my obligations hereunder. This Agreement, and any obligations I have hereunder, also shall be binding upon my heirs, executors, assigns and administrators, and shall inure to the benefit of the Company, its Affiliates, successors and assigns. This Agreement and any rights and obligations of the Company hereunder may be freely assigned and transferred by the Company, in whole or part, to any third party. 8. Miscellaneous. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Any legal action or proceeding relating to this Agreement shall be brought exclusively in the state or federal courts located in or with jurisdiction over New Castle County, Delaware, and each party consents to the jurisdiction thereof; however, the Company may seek injunctive relief and specific performance in any court of competent jurisdiction. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. Unless expressly provided otherwise, each right and remedy in this Agreement is in addition to any other right or remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy. If one or more provisions of this Agreement is held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable. I acknowledge and agree that any breach or threatened breach of this Agreement will cause irreparable harm to the Company for which damages would not be an adequate remedy, and, therefore, the Company is entitled to injunctive relief with respect thereto (without the necessity of posting any bond) in addition to any other remedies. [Signature Page Follows]

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, WITH THE UNDERSTANDING THAT I EITHER (1) HAVE RETAINED A COPY OF THIS AGREEMENT OR (2) MAY REQUEST A COPY OF THIS AGREEMENT FROM THE COMPANY AT ANY TIME. SHAPEWAYS, INC. By: Name: Greg Kress Title: Chief Executive Officer Date: Alberto Recchi Date: SIGNATURE PAGE TO EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT